Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666    FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
James R. Heslop, II Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3219 JHeslop@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2022 Full Year Financial Results

MIDDLEFIELD, OHIO, January 27, 2023 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the three and twelve-months ended December 31, 2022.

2022 Financial Highlights (on a year-over-year basis unless noted):

•	Returned $11.6 million of capital to shareholders through cash dividends and the repurchase of 229,420 shares at an average price of $26.67 per share

•	Net income was $15.7 million, or $2.59 per diluted share, compared to $18.6 million, or $3.00 per diluted share

•

Non-GAAP(1) net income, adjusted for certain one-time items and expenses associated with the Liberty Bancshares, Inc. merger, was $18.3 million, or $3.03 per diluted share, compared to $18.5 million, or $2.98 per diluted share

•

Non-GAAP(1) ROAE and ROATE, adjusted for certain one-time items and expenses associated with the Liberty Bancshares, Inc. merger, was 13.15% and 15.12%, respectively, compared to 12.65% and 14.27%, respectively

•	Twelve-month pre-tax income benefited from $1.2 million of net fees associated with the Paycheck Protection Program (“PPP”), compared to $1.1 million in the 2021 full year

•	Net interest margin improved by 30 basis points to 4.08%, compared to 3.78%

•	Total loans were $1.35 billion, compared to $981.7 million at December 31, 2021

•	Total loans increased organically by $91.4 million, or 9.6% from December 31, 2021, without the impact of PPP loan forgiveness and the Liberty Bancshares, Inc. merger

•	Strong asset quality with nonperforming loans to total loans of 0.52%, compared to 0.49%

•	Allowance for loan losses was 1.07% of total loans, compared to 1.46%

“Middlefield experienced another excellent year of core earnings driven by a 4.08% net interest margin, a 9.6% increase in organic loans, and robust asset quality. These results reflect the execution of our strategic plan, the dedication of our skilled team members, and the value we provide our local communities. In addition, we completed the Liberty Bancshares merger during the 2022 fourth quarter, which increased our scale and exposure in the Central and Northwest Ohio regions. We are delighted to bring our common philosophies to customers within these markets. Over the next several months, we will focus on integrating Liberty into Middlefield’s organization,” stated James R. Heslop, II, Chief Executive Officer.

“Our performance during 2022 was encouraging as we overcame the Federal Reserve’s rapid increase in interest rates, growing competition for deposits and increased economic uncertainty. While we expect these trends to continue throughout 2023, we are well-positioned to navigate a more challenging landscape due to our strong capital position, excellent asset quality and favorable net interest margin. Most importantly, our solid financial position allows us to support our local communities during an increasingly complex operating environment while continuing to focus on creating value and returning capital to our shareholders,” concluded Mr. Heslop.

Income Statement

Net interest income for the twelve-months ended December 31, 2022, was $50.2 million, an increase of $2.1 million or 4.2%, compared to $48.1 million last year. The net interest margin for the 2022 twelve-month period was 4.08%, compared to 3.78% for the same period the previous year. Net interest income for the 2022 fourth quarter was $14.1 million, compared to $12.0 million for the 2021 fourth quarter. The 17.7% increase in net interest income for the 2022 fourth quarter from the same period in 2021 was primarily a result of higher interest income. The net interest margin for the 2022 fourth quarter was 4.23%, compared to 3.81% for the same period of 2021.

For the 2022 twelve-month period, noninterest income was $6.7 million, compared to $7.2 million, a decrease of $460,000 or 6.4%, for the same period last year. Noninterest income for 2022 benefitted from $951,000 of gross rental income related to leasing other real estate owned, mostly offset by $686,000 of related gross rental expense. Noninterest income for the 2022 fourth quarter was $2.4 million, compared to $1.5 million for the same period last year.

For the 2022 twelve-month period, noninterest expense increased $6.1 million, or 19.0%, to $38.0 million, compared to $31.9 million for the same period last year. Operating costs in the 2022 fourth quarter increased 57.6% to $12.3 million from $7.8 million for the 2021 fourth quarter. The Company incurred $1.4 million of additional operating expenses associated with the Liberty Bancshares, Inc. merger during the 2022 fourth quarter and $2.4 million during the 2022 twelve-month period. In addition, the Company incurred a net loss on other real estate owned of $1.7 million during the 2022 fourth quarter mostly due to the write-down of an other real estate asset.

Net income for the 2022 twelve-month period was $15.7 million, or $2.59 per diluted share, compared to $18.6 million, or $3.00 per diluted share, for the same period last year. Non-GAAP(1) net income, adjusted for certain one-time items and expenses associated with the Liberty Bancshares, Inc. merger, was $18.3 million, or $3.03 per diluted share for the 2022 twelve-month period, compared to $18.5 million, or $2.98 per diluted share for the same period last year.

Net income for the 2022 fourth quarter was $3.5 million, or $0.53 per diluted share, compared to $4.8 million, or $0.81 per diluted share, for the same period last year. Non-GAAP(1) net income, adjusted for certain one-time items and expenses associated with the Liberty Bancshares, Inc. merger, was $5.2 million, or $0.79 per diluted share for the 2022 fourth quarter, compared to $4.8 million, or $0.80 per diluted share for the same period last year.

Balance Sheet

Total assets at December 31, 2022, increased to approximately $1.69 billion from $1.33 billion at December 31, 2021. The $356.6 million, or 26.8%, year-over-year increase in total assets was primarily due to the Liberty Bancshares, Inc. merger. Net loans at December 31, 2022, increased 38.4% to $1.34 billion, compared to $967.3 million at December 31, 2021. On an organic basis, without the impact of PPP loan forgiveness and the Liberty Bancshares, Inc. merger, total loans at December 31, 2022, increased 9.6%, compared to December 31, 2021.

Since 2020, Middlefield has helped customers receive $211.8 million of forgiveness payments under the terms of the Paycheck Protection Program, including processing $33.4 million of forgiveness payments for the 2022 full year. The balance of PPP loans outstanding at December 31, 2022, was $0.7 million.

Total deposits at December 31, 2022, were $1.40 billion, compared to $1.17 billion at December 31, 2021. The 20.2% increase in deposits was primarily due to the Liberty Bancshares, Inc. merger. On an organic basis, total deposits at December 31, 2022, decreased 7.8% compared to December 31, 2021. The investment portfolio was $165.0 million at December 31, 2022, compared with $170.2 million at December 31, 2021.

Donald L. Stacy, Chief Financial Officer, stated, “While we expect an increase in the cost of funds to pressure net interest margin in future quarters, we entered this period with the highest net interest margin since 2000. Asset quality remains strong across our portfolio, as nonperforming loans to total loans were just 0.52% at December 31, 2022, compared to 0.49% at December 31, 2021.”

Mr. Stacy continued, “With a net loan-to-deposit ratio of 95.5%, $53.8 million in cash and cash equivalents, and $165.0 million in investment securities at December 31, 2022, we believe we have ample liquidity and capital levels to support our long-term growth strategies, dividend payment, and share repurchase program. Since January 2019, we have repurchased 898,901 shares, representing 13.9% of the outstanding shares prior to our repurchase program. This includes 229,420 shares repurchased during 2022 at an average of $26.67 per share.”

Stockholders’ Equity and Dividends

At December 31, 2022, stockholders’ equity was $197.7 million compared to $145.3 million at December 31, 2021. The 36.0% year-over-year increase in stockholders’ equity was primarily due to the Liberty Bancshares, Inc. merger, partially offset by an increase in the unrealized loss on the available-for-sale investment portfolio and the Company’s stock repurchase program. On a per-share basis, shareholders’ equity at December 31, 2022, was $23.98 compared to $24.68 at December 31, 2021.

Tangible stockholders’ equity(1) was $158.3 million for December 31, 2022, compared to $128.9 million at December 31, 2021. On a per-share basis, tangible stockholders’ equity(1) at December 31, 2022, was $19.19, compared to $21.88 at December 31, 2021.

For the 2022 full year, cash dividends declared per share increased 17.4% to $0.81 totaling $5.5 million, compared to $0.69 per share or $4.2 million for the same period last year. Dividends in 2022 included a $0.10 per share one-time dividend payment declared in the fourth quarter.

At December 31, 2022, the Company had an equity-to-assets leverage ratio of 11.71%, compared to 10.92% at December 31, 2021. The year-over-year increase in the Company’s equity-to-assets leverage ratio occurred even as Middlefield invested $6.1 million in its share repurchase program.

Asset Quality

No provision for loan losses was recorded for the 2022 fourth quarter, compared to a net loan loss recovery of $200,000 for the 2021 fourth quarter. There was no provision for loan losses for the 2022 full year period versus a $700,000 provision for loan losses for the same period last year.

Net charge-offs were $94,000, or 0.03% of average loans, annualized, during the 2022 fourth quarter, compared to net recoveries of $308,000 for the same quarter last year. For the 2022 full year, net recoveries were $96,000, or 0.01% of average loans, compared to net recoveries of $183,000, or 0.02% of average loans for the full year ended December 31, 2021.

Nonperforming assets at December 31, 2022, were $12.8 million, compared to $11.9 million at December 31, 2021. Nonperforming loans at December 31, 2022, were $7.0 million, compared to $4.9 million at December 31, 2021 primarily due to the Liberty Bancshares, Inc. merger. The allowance for loan losses at December 31, 2022, stood at $14.4 million, or 1.07% of total loans, compared to $14.3 million, or 1.46% of total loans at December 31, 2021.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.69 billion at December 31, 2022. The Bank operates 22 full-service banking centers and an LPL Financial® brokerage office serving Ada, Beachwood, Bellefontaine, Chardon, Cortland, Dublin, Garrettsville, Kenton, Mantua, Marysville, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1)NON-GAAP FINANCIAL MEASURES

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

FORWARD-LOOKING STATEMENTS

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

Balance Sheets (period end)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
ASSETS
Cash and due from banks	$51,404	$119,777	$60,114	$78,804	$97,172
Federal funds sold	2,405	8,800	19,039	29,474	22,322

Cash and cash equivalents	53,809	128,577	79,153	108,278	119,494
Equity securities, at fair value	915	972	779	851	818
Investment securities available for sale, at fair value	164,967	162,064	171,958	175,216	170,199
Loans held for sale	—	—	—	9	1,051
Loans:
Commercial real estate:
Owner occupied	191,748	120,912	120,771	113,590	111,470
Non-owner occupied	380,580	285,419	288,334	293,745	283,618
Multifamily	58,251	38,063	29,152	29,385	31,189
Residential real estate	296,308	247,612	246,453	244,747	240,089
Commercial and industrial	195,602	146,987	137,398	131,683	148,812
Home equity lines of credit	128,065	114,344	111,730	106,300	104,355
Construction and other	94,199	33,748	35,988	50,152	54,148
Consumer installment	8,119	8,110	8,171	8,118	8,010

Total loans	1,352,872	995,195	977,997	977,720	981,691
Less allowance for loan and lease losses	14,438	14,532	14,550	14,492	14,342

Net loans	1,338,434	980,663	963,447	963,228	967,349
Premises and equipment, net	21,961	16,215	17,030	17,142	17,272
Goodwill	31,735	15,071	15,071	15,071	15,071
Core deposit intangibles	7,701	1,171	1,249	1,326	1,403
Bank-owned life insurance	33,811	17,382	17,274	17,166	17,060
Other real estate owned	5,821	6,792	6,792	6,992	6,992
Accrued interest receivable and other assets	28,528	22,104	20,624	18,019	14,297

TOTAL ASSETS	$1,687,682	$1,351,011	$1,293,377	$1,323,298	$1,331,006

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
LIABILITIES
Deposits:
Noninterest-bearing demand	$503,907	$383,675	$379,872	$361,251	$334,171
Interest-bearing demand	164,677	160,112	154,788	162,010	196,308
Money market	187,498	162,052	185,494	187,807	177,281
Savings	307,917	247,466	252,179	264,784	260,125
Time	238,020	177,182	174,833	191,320	198,725

Total deposits	1,402,019	1,130,487	1,147,166	1,167,172	1,166,610
Short-term borrowings	65,000	80,000	—	—	—
Other borrowings	12,059	12,107	12,910	12,975	12,901
Accrued interest payable and other liabilities	10,913	5,562	5,081	5,507	6,160

TOTAL LIABILITIES	1,489,991	1,228,156	1,165,157	1,185,654	1,185,671

STOCKHOLDERS’ EQUITY
Common stock, no par value; 10,000,000 shares authorized, 9,916,466 shares issued, 8,245,235 shares outstanding as of December 31, 2022	161,029	87,640	87,562	87,562	87,131
Retained earnings	94,154	93,166	89,900	86,804	83,971
Accumulated other comprehensive (loss) income	(22,144)	(25,080)	(17,591)	(6,674)	3,462
Treasury stock, at cost; 1,671,231 shares as of December 31, 2022	(35,348)	(32,871)	(31,651)	(30,048)	(29,229)

TOTAL STOCKHOLDERS’ EQUITY	197,691	122,855	128,220	137,644	145,335

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,687,682	$1,351,011	$1,293,377	$1,323,298	$1,331,006

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Twelve Months Ended
Statements of Income	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$14,368	$11,892	$11,268	$10,985	$11,586	$48,513	$47,896
Interest-earning deposits in other institutions	240	134	74	24	30	472	90
Federal funds sold	119	51	46	3	1	219	3
Investment securities:
Taxable interest	477	449	442	443	438	1,811	1,679
Tax-exempt interest	986	982	955	784	732	3,707	2,565
Dividends on stock	68	59	33	24	23	184	102

Total interest and dividend income	16,258	13,567	12,818	12,263	12,810	54,906	52,335

INTEREST EXPENSE
Deposits	1,771	812	709	726	783	4,018	3,913
Short-term borrowings	263	44	—	—	—	307	—
Other borrowings	142	112	81	69	67	404	282

Total interest expense	2,176	968	790	795	850	4,729	4,195

NET INTEREST INCOME	14,082	12,599	12,028	11,468	11,960	50,177	48,140
Provision for loan losses	—	—	—	—	(200)	—	700

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	14,082	12,599	12,028	11,468	12,160	50,177	47,440

NONINTEREST INCOME
Service charges on deposit accounts	976	1,004	956	914	906	3,850	3,425
(Losses) gains on equity securities	(77)	(57)	(72)	33	(14)	(173)	209
Earnings on bank-owned life insurance	137	108	108	106	106	459	546
(Losses) gains on sale of loans	(4)	7	18	3	118	24	1,240
Revenue from investment services	147	233	153	141	198	674	727
Other income	1,235	251	220	206	221	1,912	1,059

Total noninterest income	2,414	1,546	1,383	1,403	1,535	6,746	7,206

NONINTEREST EXPENSE
Salaries and employee benefits	4,886	4,491	3,785	4,386	4,088	17,548	17,151
Occupancy expense	487	458	583	505	542	2,033	2,048
Equipment expense	252	233	274	315	358	1,074	1,361
Data processing costs	1,050	985	822	844	851	3,701	3,298
Ohio state franchise tax	279	293	292	293	285	1,157	1,144
Federal deposit insurance expense	105	84	90	50	50	329	494
Professional fees	382	280	383	455	435	1,500	1,313
Net loss (gain) on other real estate owned	1,692	1	206	8	(66)	1,907	11
Advertising expense	308	268	229	228	221	1,033	885
Software amortization expense	28	27	40	48	119	143	361
Core deposit intangible amortization	140	78	77	77	80	372	321
Merger-related costs	1,413	390	579	—	—	2,382	—
Other expense	1,321	1,298	1,175	1,057	868	4,851	3,561

Total noninterest expense	12,343	8,886	8,535	8,266	7,831	38,030	31,948

Income before income taxes	4,153	5,259	4,876	4,605	5,864	18,893	22,698
Income taxes	651	1,010	787	772	1,027	3,220	4,065

NET INCOME	$3,502	$4,249	$4,089	$3,833	$4,837	$15,673	$18,633

PTPP (1)	$4,153	$5,259	$4,876	$4,605	$5,664	$18,893	$23,398

(1)	The pre-tax pre-provision (PTPP) is the income before income taxes before provision for loan losses considerations, for reconciliation of non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Per common share data
Net income per common share - basic	$0.53	$0.73	$0.70	$0.65	$0.81	$2.60	$3.01
Net income per common share - diluted	$0.53	$0.73	$0.70	$0.65	$0.81	$2.59	$3.00
Dividends declared per share	$0.30	$0.17	$0.17	$0.17	$0.21	$0.81	$0.69
Book value per share (period end)	$23.98	$21.30	$22.07	$23.43	$24.68	$23.98	$24.68
Tangible book value per share (period end) (2) (3)	$19.19	$18.48	$19.26	$20.64	$21.88	$19.19	$21.88
Dividends declared	$2,514	$983	$993	$1,000	$1,242	$5,490	$4,240
Dividend yield	4.34%	2.49%	2.71%	2.78%	3.37%	2.96%	2.79%
Dividend payout ratio	71.79%	23.13%	24.28%	26.09%	25.68%	35.03%	22.76%
Average shares outstanding - basic	6,593,616	5,792,773	5,851,422	5,879,025	5,951,838	6,027,091	6,186,666
Average shares outstanding - diluted	6,610,907	5,805,799	5,860,098	5,889,836	5,975,333	6,044,382	6,211,076
Period ending shares outstanding	8,245,235	5,767,803	5,810,351	5,873,565	5,888,737	8,245,235	5,888,737

Selected ratios
Return on average assets	0.97%	1.32%	1.25%	1.17%	1.41%	1.17%	1.36%
Return on average equity	9.35%	12.94%	12.30%	10.75%	13.17%	11.25%	12.74%
Return on average tangible common equity (2) (4)	11.13%	14.79%	14.02%	12.13%	14.85%	12.95%	14.38%
Efficiency (1)	72.75%	61.07%	61.83%	62.54%	56.56%	64.96%	56.38%
Equity to assets at period end	11.71%	9.09%	9.91%	10.40%	10.92%	11.71%	10.92%
Noninterest expense to average assets	0.86%	0.69%	0.65%	0.62%	0.58%	2.84%	2.33%

(1)	The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended					For the Twelve Months Ended
Yields	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Interest-earning assets:
Loans receivable (2)	5.11%	4.78%	4.66%	4.53%	4.61%	4.79%	4.56%
Investment securities (2)	3.83%	3.90%	3.76%	3.41%	3.30%	3.73%	3.45%
Interest-earning deposits with other banks	3.42%	2.06%	0.77%	0.23%	0.20%	1.31%	0.20%
Total interest-earning assets	4.88%	4.55%	4.28%	4.06%	4.07%	4.45%	4.11%
Deposits:
Interest-bearing demand deposits	0.83%	0.22%	0.15%	0.14%	0.12%	0.34%	0.13%
Money market deposits	1.00%	0.46%	0.49%	0.47%	0.47%	0.61%	0.47%
Savings deposits	0.49%	0.19%	0.06%	0.06%	0.06%	0.20%	0.06%
Certificates of deposit	1.30%	0.96%	0.83%	0.87%	0.90%	1.00%	1.13%
Total interest-bearing deposits	0.87%	0.43%	0.36%	0.37%	0.36%	0.51%	0.44%
Non-Deposit Funding:
Borrowings	4.25%	2.94%	2.51%	2.16%	2.09%	3.35%	2.10%
Total interest-bearing liabilities	1.02%	0.50%	0.39%	0.39%	0.37%	0.59%	0.47%
Cost of deposits	0.57%	0.29%	0.24%	0.25%	0.26%	0.34%	0.32%
Cost of funds	0.68%	0.34%	0.27%	0.27%	0.27%	0.40%	0.34%
Net interest margin (1)	4.23%	4.23%	4.02%	3.80%	3.81%	4.08%	3.78%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

	For the Three Months Ended
Asset quality data	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
(Dollar amounts in thousands, unaudited)
Nonperforming loans (1)	$7,013	$3,692	$4,670	$4,728	$4,859
Other real estate owned	5,821	6,792	6,792	6,992	6,992

Nonperforming assets	$12,834	$10,484	$11,462	$11,720	$11,851

Allowance for loan losses	$14,438	$14,532	$14,550	$14,492	$14,342
Allowance for loan losses/total loans	1.07%	1.46%	1.49%	1.48%	1.46%
Net charge-offs (recoveries):
Quarter-to-date	$94	$18	$(58)	$(150)	$(308)
Year-to-date	(96)	(190)	(208)	(150)	(183)
Net charge-offs (recoveries) to average loans, annualized:
Quarter-to-date	0.03%	0.01%	-0.02%	-0.06%	-0.12%
Year-to-date	-0.01%	-0.02%	-0.04%	-0.06%	-0.02%

Nonperforming loans/total loans	0.52%	0.37%	0.48%	0.48%	0.49%
Allowance for loan losses/nonperforming loans	205.87%	393.61%	311.56%	306.51%	295.16%
Nonperforming assets/total assets	0.76%	0.78%	0.89%	0.89%	0.89%

(1)	Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common
Equity	For the Period Ended
(Dollar amounts in thousands, unaudited)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Stockholders’ Equity	$197,691	$122,855	$128,220	$137,644	$145,335
Less Goodwill and other intangibles	39,436	16,242	16,320	16,397	16,474

Tangible Common Equity	$158,255	$106,613	$111,900	$121,247	$128,861

Shares outstanding	8,245,235	5,767,803	5,810,351	5,873,565	5,888,737

Tangible book value per share	$19.19	$18.48	$19.26	$20.64	$21.88

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Average Stockholders’ Equity	$148,616	$130,263	$133,377	$144,630	$145,716	$139,270	$146,237
Less Average Goodwill and other intangibles	23,731	16,280	16,357	16,435	16,513	18,200	16,634

Average Tangible Common Equity	$124,885	$113,983	$117,020	$128,195	$129,203	$121,070	$129,603

Net income	$3,502	$4,249	$4,089	$3,833	$4,837	$15,673	$18,633

Return on average tangible common equity (annualized)	11.13%	14.79%	14.02%	12.13%	14.85%	12.95%	14.38%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income	$3,502	$4,249	$4,089	$3,833	$4,837	$15,673	$18,633
Add Income Taxes	651	1,010	787	772	1,027	3,220	4,065
Add Provision for loan losses	—	—	—	—	(200)	—	700

PTPP	$4,153	$5,259	$4,876	$4,605	$5,664	$18,893	$23,398

Reconciliation of Net Income, Less Merger and Certain Items	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net Income	$ 3,502	$4,249	$4,089	$3,833	$4,837	$15,673	$18,633
Acquisition related costs-after tax	1,116	308	457	—	—	1,882	—
Net loss (gain) on other real estate owned - after tax(1)	585	1	163	6	(52)	755	(134)

Net Income- Adjusted	$ 5,203	$4,558	$4,709	$3,839	$4,785	$18,310	$18,499

Diluted EPS excluding merger and one-time items	$0.79	$0.79	$0.80	$0.65	$0.80	$3.03	$2.98
Return on average assets excluding merger and one-time items (annualized)	1.44%	1.41%	1.43%	1.17%	1.40%	1.37%	1.35%
Return on average equity excluding merger and one-time items (annualized)	13.89%	13.88%	14.16%	10.77%	13.03%	13.15%	12.65%
Return on average tangible common equity excluding merger and one-time items (annualized)	16.53%	15.86%	16.14%	12.15%	14.69%	15.12%	14.27%

(1)	This includes net rental income earned on other real estate owned.

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,117,221	$14,368	5.11%	$999,229	$11,586	4.61%
Investment securities (3)	178,772	1,463	3.83%	164,254	1,170	3.30%
Interest-earning deposits with other banks (4)	49,569	427	3.42%	104,804	54	0.20%

Total interest-earning assets	1,345,562	16,258	4.88%	1,268,287	12,810	4.07%

Noninterest-earning assets	89,740			90,556

Total assets	$1,435,302			$1,358,843

Interest-bearing liabilities:
Interest-bearing demand deposits	$165,267	$344	0.83%	$212,861	$66	0.12%
Money market deposits	172,437	435	1.00%	180,201	214	0.47%
Savings deposits	266,613	330	0.49%	257,344	39	0.06%
Certificates of deposit	201,972	662	1.30%	204,904	464	0.90%
Short-term borrowings	25,750	263	4.05%	—	—	0.00%
Other borrowings	12,086	142	4.66%	12,934	67	2.06%

Total interest-bearing liabilities	844,125	2,176	1.02%	868,244	850	0.39%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	428,155			337,900
Other liabilities	14,406			6,983
Stockholders’ equity	148,616			145,716

Total liabilities and stockholders’ equity	$1,435,302			$1,358,843

Net interest income		$14,082			$11,960

Interest rate spread (1)			3.86%			3.68%
Net interest margin (2)			4.23%			3.81%
Ratio of average interest-earning assets to average interest-bearing liabilities			159.40%			146.07%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $278 and $210 for the three months ended December 31, 2022 and 2021, respectively
(4)	Includes dividends received on restricted stock.

	For the Three Months Ended
	December 31, 2022			September 30, 2022
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,117,221	$14,368	5.11%	$987,689	$11,892	4.78%
Investment securities (3)	178,772	1,463	3.83%	172,316	1,431	3.90%
Interest-earning deposits with other banks (4)	49,569	427	3.42%	46,938	244	2.06%

Total interest-earning assets	1,345,562	16,258	4.88%	1,206,943	13,567	4.55%

Noninterest-earning assets	89,740			73,753

Total assets	$1,435,302			$1,280,696

Interest-bearing liabilities:
Interest-bearing demand deposits	$165,267	$344	0.83%	$162,878	$91	0.22%
Money market deposits	172,437	435	1.00%	155,095	180	0.46%
Savings deposits	266,613	330	0.49%	249,898	119	0.19%
Certificates of deposit	201,972	662	1.30%	174,091	422	0.96%
Short-term borrowings	25,750	263	4.05%	8,554	44	2.04%
Other borrowings	12,086	142	4.66%	12,530	112	3.55%

Total interest-bearing liabilities	844,125	2,176	1.02%	763,046	968	0.50%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	428,155			382,351
Other liabilities	14,406			5,036
Stockholders’ equity	148,616			130,263

Total liabilities and stockholders’ equity	$1,435,302			$1,280,696

Net interest income		$14,082			$12,599

Interest rate spread (1)			3.86%			4.05%
Net interest margin (2)			4.23%			4.23%
Ratio of average interest-earning assets to average interest-bearing liabilities			159.40%			158.17%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $278 and $277 for the three months ended December 31, 2022 and September 30, 2022, respectively
(4)	Includes dividends received on restricted stock.

	For the Twelve Months Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,014,896	$48,513	4.79%	$1,052,351	$47,896	4.56%
Investment securities (3)	174,514	5,518	3.73%	142,705	4,244	3.45%
Interest-earning deposits with other banks (4)	67,030	875	1.31%	97,417	195	0.20%

Total interest-earning assets	1,256,440	54,906	4.45%	1,292,473	52,335	4.11%

Noninterest-earning assets	84,484			78,802

Total assets	$1,340,924			$1,371,275

Interest-bearing liabilities:
Interest-bearing demand deposits	$164,569	$554	0.34%	$212,063	$274	0.13%
Money market deposits	174,377	1,055	0.61%	186,009	869	0.47%
Savings deposits	259,225	527	0.20%	255,267	162	0.06%
Certificates of deposit	188,617	1,882	1.00%	231,662	2,608	1.13%
Short-term borrowings	8,576	307	3.58%	85	—	0.00%
Other borrowings	12,626	404	3.20%	13,313	282	2.12%

Total interest-bearing liabilities	807,990	4,729	0.59%	898,399	4,065	0.47%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	386,296			320,104
Other liabilities	7,368			6,535
Stockholders’ equity	139,270			146,237

Total liabilities and stockholders’ equity	$1,340,924			$1,371,275

Net interest income		$50,177			$48,270

Interest rate spread (1)			3.86%			3.64%
Net interest margin (2)			4.08%			3.78%
Ratio of average interest-earning assets to average interest-bearing liabilities			155.50%			143.86%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $1,046 and $752, for 2022 and 2021, respectively.
(4)	Includes dividends received on restricted stock.